ELECTRONIC ASSOCIATES, INC.
                              185 MONMOUTH PARKWAY
                       WEST LONG BRANCH, NEW JERSEY 07764

                                     BYLAWS



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                          ELECTRONIC ASSOCIATES, INC.

                          WEST LONG BRANCH, NEW JERSEY

                                     BYLAWS

OFFICES
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1.       The principal office shall be at 185 Monmouth Parkway, West
         Long Branch, New Jersey.

2. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

SEAL
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3.       The Corporation Seal shall consist of the letters "EAI"
         surrounded by a ring and the figure "1945", all placed upon a decorative background.


STOCKHOLDERS MEETING
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4.       All meetings of the stockholders shall be held at such place within or without the State of New Jersey, as may from time to time be designated by the Board of Directors and stated in the notice of the meeting.

5. The Annual Meeting of Stockholders shall be held on such date and at such time as may be fixed by the Board of Directors. At the Annual Meeting of Stockholders, the stockholders shall elect, by plurality vote and by ballot, Directors in accordance with Paragraph 12 of these Bylaws by ballots and shall transact such other business as may properly be brought before the meeting.

6. The holders of record of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute. If, however, a quorum shall not be present at any meeting of the stockholders, the majority of stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented, any business



                                      (2)

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         may be transacted which might have been transacted at the
         meeting as originally notified.

7. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and bearing a date not more than three years prior to said meeting. Each proxy shall be delivered to the Secretary of the Corporation prior to the meeting. The attendance at any meeting of a stockholder who may therefore have given a proxy shall not have the effect of revoking the proxy unless the stockholder so attending shall, in writing, so notify the Secretary, at any time prior to the voting of the proxy. Each stockholder shall have one vote for each share of stock, having voting power registered in his name at the time of the closing of the transfer books or on the date fixed as record date for said meeting.

8. Written notice of the time, place and purpose or purposes of the Annual Meeting and any special meeting of stockholders shall be mailed to each stockholder of record entitled to vote thereat, at such address as appears on the stock books of the Corporation, not less than ten nor more than sixty days before the date of the meeting.

9. The Secretary shall make and certify a complete list of the stockholders entitled to vote at a stockholders meeting or any adjournment thereof. Such list may consist of cards arranged alphabetically and shall be arranged alphabetically within each class, series, or group of stockholders maintained by the Corporation for convenience or reference, with the address and the number of shares held by each stockholder. This shall be produced at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

10. Special meetings of the stockholders for any purpose or purposes other than those regulated by statute, may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing by the holder of record of a majority of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.




                                      (3)

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11.      Business transacted at all special meetings shall be confined to the purposes stated in the call and matters germane thereto.


DIRECTORS
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12.      The Board shall consist of not less than three (3) nor more than nine (9) directors, and the directors shall be divided into three classes, designated "Class I," "Class II" and "Class III". There shall be up to three Directors in Class I, up to three Directors in Class II, and up to three Directors in Class III.The term of office of the Class I, Class II and Class III Directors shall be three years. The term of office of the Class I directors shall expire at the 1993 Annual Meeting of Stockholders; the term of office of the Class II Directors shall expire at the 1995 Annual Meeting of Stockholders; and the term of office for the Class III Directors shall expire at the 1994 Annual Meeting of Stockholders. At each Annual Meeting, Directors to replace those whose terms expire at such Annual Meeting shall be elected to hold office until the expiration of the term of which they are elected and until their successors have been elected and qualified.*

13. No person shall be a nominee for Director after the age of 68 years.

14. The Directors may hold their meetings and keep the books of the Corporation, except the stock book and the transfer book, outside of New Jersey, at such places as they may from time to time determine.

15. If the office of any Director or Directors becomes vacant for any reason, the Directors in office, although less than a quorum, may by majority vote choose a successor or successors who shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of Directors, whichever occurs first.

16.      The property and business of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute directed or required to be exercised or done by the stockholders.
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         * Amended October 1, 1992, further amended February 23, 1993, and further amended January 4, 1995.



                                      (4)

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17.      The Board may designate one of its members as the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors. The Chairman shall assist in communications between the members of the Board of Directors and the President and shall perform such other tasks as may be determined from time to time by the Board. The Chairman shall not be an officer of employee of the Corporation.


MEETINGS OF THE BOARD
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18.      The first meeting of each newly elected Board shall be held at such place and time as shall be fixed by the consent of all such Directors.

19. Regular meeting of the Board, as established by the Board at its organizational meeting, may be held without further notice at such time and place, either within or without the State of New Jersey, as shall from time to time be determined by the Board.

20. The Chairman of the Board may call special meetings of the Board by giving oral, telephonic, telegraphic or written notice to each Director not less than three days prior to the meeting. Upon the written request of two Directors, the Chairman of the Board or Secretary shall call special meetings by giving like notice.

21. At all meeting of the Board, the presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute.

22. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken pursuant to authorization noted at a meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if, prior or subsequent to such action, all members of the Board or Committee, as the case may be, consent thereto in writing, and such written consents are filed with the minutes of proceedings of the Board or Committee.

23. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any or all Directors may participate in a meeting of the Board of Directors or Committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.




                                      (5)

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COMMITTEES
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24.      The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint one or more Committees, each to consist of one or more of the Directors, which, to the extent provided in said resolution, shall have and may exercise all the authority of the Board of Directors except as restricted by statute. Vacancies in the membership of a Committee shall be filled by the Board of Directors at a regular meeting thereof or at a special meeting called for that purpose. All Committees shall keep regular minutes of their proceedings and report their actions to the Board.


COMPENSATION OF DIRECTORS
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25.      Directors, as such, shall not receive any stated salary for their services. By resolution of the Board, a stated retainer for service as a Director and a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, or any Committee of the Bard, provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation thereof. The Chairman of the Board shall receive such compensation, in addition to the fees payable to the Directors generally, as shall be determined by the Board.


OFFICERS
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26.      The officers of the Corporation shall be a President, a
         Secretary and a Treasurer. Any two of the aforesaid offices may be held by the same person.

27. The Board of Directors at its first meeting after each Annual Meeting of Stockholders shall elect a President from its members and the Board shall at such meeting also choose a Secretary and a Treasurer who need not be members of the Board.

28. The Board of Directors may elect one or more Vice Presidents, one or more Assistant Secretaries and one of more Assistant Treasurers and such other officers and agents as it may deem necessary who shall have such authority and perform such duties as from time to time shall be prescribed by the Board or delegated by the President.

29. The salaries of all Officers of the Corporation shall be fixed by the Board of Directors.

30. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole



                                      (6)

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         Board of Directors with or without cause. If the office of President,
         Secretary or Treasurer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.


PRESIDENT
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31.      The President shall be the Chief Executive Officer of the
         Corporation, shall generally and actively manage the business of the Corporation, and shall see that all orders and resolutions of the Board are carried out. He shall execute bonds, mortgages and other contracts requiring a seal, under the Seal of the Corporation except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some officer or agent of the Corporation.

32. In the case of the absence of inability to act of the President, another officer designated by the Board of Directors shall perform the duties and exercise the powers of the President.


SECRETARY
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33.      The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Committee when required. He shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President under whose supervision he shall be.


TREASURER
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34.      The Treasurer shall have the custody of the Corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

35. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements and shall render to the President and Directors at the regular meetings of the Board of Director, or whenever they may require it, an account of all his transactions as Treasurer and of the financial Condition of the Corporation.




                                      (7)

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36.      At the request of the Board, he shall give the Corporation a bond in a sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


INDEMNIFICATION
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37.      37.1.      Definitions. As used in this Article 37,
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         (a)        "Expenses" means reasonable costs, disbursements, and
         counsel fee;

         (b) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and

         (c) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

         37.2. Indemnification of Directors and Officers. The Corporation shall,
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         to the fullest extent permitted by laws of the State of New Jersey as from time to time in effect, indemnify any person who is or was made a party or is threatened to be made a party to any Proceeding by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, trust, employee benefit plan or other enterprise against all Expenses and Liabilities.

         37.3. Indemnification of Others. If the Board of Directors so
               -------------------------
         determines, the Corporation may provide indemnification, on such terms and to such extent as may be fixed by the Board, to employees and other persons to whom the provisions of Section
         37.2 do not relate.

         37.4. Reimbursement and Advances. The Corporation shall, from time to
               --------------------------
         time, reimburse or advance to any person referred to in section 37.2 the funds necessary for payment of Expenses incurred in connection with any Proceeding, upon receipt of a written undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to indemnification. Nothing contained in this Section 37.4 shall limit the right of the Corporation, from



                                      (8)

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         time to time, to reimburse or advance funds to any person
         referred to in Section 37.3.

         37.5. Serving at the Request of the Corporation. Without limitation of
               -----------------------------------------
         any indemnification provided by Section 37.2, any director or officer of the Corporation serving (i) another corporation, partnership, joint venture or trust of which the majority of the voting power or residual economic interest is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or any entity referred to in cause (i), in any capacity, shall be deemed to be doing so at the request of the Corporation.

         37.6. Determination of Entitlement. Any person entitled to be
               ----------------------------
         indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article 37 may, to the extent permitted by applicable law, elect to have the right of indemnification (or advancement or expenses) interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the Proceeding or on the basis of the applicable law in effect at the time indemnification is sought.

         37.7. Contractual Right. The right to be indemnified or to the
               -----------------
         reimbursement or advancement of expenses pursuant to Section 37.2 or
         37.4 (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) is intended to be retroactive and shall, to the extent permitted by law, be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof (as a result of an amendment to the Certificate of Incorporation of the Corporation or these By-laws or otherwise) with respect to events occurring prior thereto. In the event that any person brings suit to enforce the provisions of this Article 37 and is successful in whole or in part in any such suit, such person shall be entitled also to be paid the expense of prosecuting such suit.

         37.8. Nonexclusivity. The rights and authority conferred in this
               --------------
         Article 37 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of these By-laws, agreement, vote of stockholders or directors or otherwise.


CERTIFICATES OF STOCK
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38.      The certificates of stock of the Corporation shall be numbered and registered as they are issued. They shall exhibit the holder's name and the number and class of shares and the



                                      (9)

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         designation of the series, if any, shall be signed by the President, any Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or the Assistant Secretary. If any certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk on behalf of the Corporation and a registrar, the signature of any such officer may be facsimile.


LOST CERTIFICATES
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39.      The President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been destroyed or lost, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the President may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as he shall require and/or give the Corporation a bond in such sum and with such surety of sureties as he may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


TRANSFER OF STOCK
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40.      Upon the surrender to the Corporation or transfer agent of the
         Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


CLOSING OF TRANSFER BOOKS
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41.      The Board of Directors shall fix, in advance a date no less than ten and no more than sixty days preceding the date of any meeting of stockholders, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such allotment of rights, or to exercise the rights in respect to any such changes, conversion or exchange of capital stock and in such case stockholders of record on the date so fixed shall be exclusively entitled to such notice of and to vote at such meeting or to receive any such allotment of



                                      (10)

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         rights, or exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid. For the payment of any dividends, the Board of Directors shall fix as a record date for the determination of the stockholders entitled to receive payment of any such dividend the date of the meeting at which such dividend was declared or any date within the next succeeding thirty days and in such case, stockholders of record on the date so fixed shall be exclusively entitled to receive payment of such dividend.


REGISTERED STOCKHOLDERS
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42.      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New Jersey.


INSPECTION OF BOOKS
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43.      The Corporation's stockholder records and minutes shall be made available for inspection as required by the General Corporation Law of New Jersey. The Board of Directors shall determine whether a stockholder otherwise entitled to inspect the stockholder records and minutes has a proper purpose for doing so. The Board of Directors shall determine from time to time whether, and if allowed, when and under what condition and regulations all other accounts, books and records of the Corporation shall be open to the inspection of the stockholders and the stockholder's rights in this respect are, and shall be restricted and limited accordingly.


CHECKS
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44.      All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.


FISCAL YEAR
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45.      The 1985 fiscal year of the Corporation shall end on December
         31, 1985. Commending in 18986, the fiscal year of the Corporation shall be the calendar year.





                                      (11)

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DIVIDENDS
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46.      The Board of Directors may, at any regular or special meeting, declare dividends out of the surplus of the Corporation.
         Dividends may be declared in cash, in property or in capital stock.

47. Before payment of any dividend, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies or for equalizing dividends or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors may think conductive to the interests of the Corporation and the Directors may abolish any such reserve in the manner in which it was created.


NOTICES
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48.      Whenever under the provisions of these Bylaws notice is
         required to be given to any Director or stockholder, and such notice is not defined, it shall not be construed to mean personal notice but such notice may be given in writing by mail, by depositing the same in the post office or letter box, in a postpaid, sealed wrapper addressed to such Director or stockholder at such address as appears on the books of the Corporation, or, in default of other address, to such Director or stockholder at the General Post Office in West Long Branch, New Jersey and such notice shall be deemed to be given at the time when the same shall be thus mailed.

49. Any notice required to be given under these Bylaws may be waived in writing, signed by the person or persons entitled to said notice.


AMENDMENTS
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50.      The Board of Directors shall also have the power to make,
         alter, amend and repeal these Bylaws.




                                      (12)